UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2020

STONERIDGE, INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-13337	34-1598949
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

39675 MacKenzie Drive, Suite 400, Novi, Michigan 48377

(Address of principal executive offices, and Zip Code)

(248) 489-9300

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	SRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On May 19, 2020, Stoneridge, Inc. (the “Company”) committed to the strategic exit of its Control Devices particulate matter (“PM”) sensor product line. The decision to exit the PM sensor product line was made after consideration of the decline in the market outlook for diesel passenger vehicles, the current and expected profitability of the product line and the Company’s strategic focus on aligning resources with the greatest opportunities. The PM sensor product line net sales and operating income (loss) was $26,509 and $(1,242), for the year ended December 31, 2019, respectively. The PM sensor product line net sales and operating income (loss) was $7,612 and $101, for the three months ended March 31, 2020, respectively, and $5,499 and $(1,355), for the three months ended March 31, 2019, respectively. The Company expects the exit from the PM sensor product line to be completed in early 2021, however the timing is dependent on the outcome of ongoing commercial discussions with its customers. At this time, the Company is in the process of determining the estimated costs it expects to incur as a result of this initiative, which will include employee severance and termination costs, contract termination costs and the non-cash write-off of impaired fixed assets and accelerated depreciation of fixed assets. The Company will amend this Form 8-K in a timely manner after such costs are determined.

Item 2.06	Material Impairments

Refer Item 2.05 above. The Company will amend this Form 8-K in a timely manner after such amount or range of amounts of the impairment charges are determined.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

Forward-Looking Statements

Portions of this report on Form 8-K contain “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this report and may include statements regarding the intent, belief or current expectations of the Company, with respect to, among other things, our (i) future product and facility expansion, (ii) acquisition strategy, (iii) investments and new product development, (iv) growth opportunities related to awarded business and (v) operational expectations. Forward-looking statements may be identified by the words “will,” “may,” “should,” “designed to,” “believes,” “plans,” “projects,” “intends,” “expects,” “estimates,” “anticipates,” “continue,” and similar words and expressions. The forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed in or implied by the statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among other factors:

•	a significant change in automotive, commercial, off-highway, motorcycle or agricultural vehicle production;

•	competitive market conditions and resulting effects on sales and pricing;

•	customer acceptance of new products;

•	adverse changes in laws, government regulations or market conditions, including tariffs, affecting our products or our customers’ products;

•	our ability to protect our intellectual property and successfully defend against assertions made against us;

•	labor disruptions at our facilities or at any of our significant customers or suppliers;

•	business disruptions due to natural disasters or other disasters or other disasters outside our control, such as the COVID-19 pandemic;

•	the ability of our suppliers to supply us with parts and components at competitive prices on a timely basis, including the impact of potential tariffs and trade considerations on their operations and output;

•	the failure to achieve the successful integration of any acquired company or business;

•	risks related to a failure of our information technology systems and networks, and risks associated with current and emerging technology threats and damage from computer viruses, unauthorized access, cyber-attack and other similar disruptions; and

•	those items described in Part II Item 1A (“Risk Factors”) of the Company’s March 31, 2020 Quarterly Report on Form 10-Q and Part I, Item IA (“Risk Factors”) in the Company’s 2019 Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: May 26, 2020	/s/ Robert R. Krakowiak
Robert R. Krakowiak, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)